EXHIBIT 23.1

CONSENT OF CARL BRECHTEL

The undersigned, Carl Brechtel, hereby states as follows:

I, Carl Brechtel, a qualified person as defined by NI 43-101, has coordinated execution of the technical work and has reviewed and approved the disclosure in this Report on Form 10-Q related thereto (the “Approval Statement”) which is incorporated by reference into the Company’s Registration Statements on Form S-8 (333-198689 and 333-230712).

I hereby consent to the Approval Statement and to the reference to my name in the Form 10-Q as incorporated by reference into the Forms S-8 (333-198689 and 333-230712).

Date: January 14, 2022	By:	/s/ Carl Brechtel

Name: Carl Brechtel